                                                                   Exhibit 10.49

                         SALOMON BROTHERS REALTY CORP.
                           SEVEN WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048


                                            December 11, 1998

NC Capital Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

Attention:   Mr. Patrick Flanagan
             President

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

Attention:   Mr. Brad Morrice
             Chief Executive Officer

Ladies and Gentlemen:

     This letter agreement (the "Letter Agreement") confirms the understanding and agreements among NC Capital Corporation ("NCCC"), New Century Mortgage Corporation ("New Century"), Salomon Brothers Realty Corp. ("SBRC") and Salomon Smith Barney Inc. ("Salomon Smith Barney"), under the terms set forth herein, regarding (i) NCCC's agreement to securitize certain fixed and adjustable rate, one-to-four family, first and second lien mortgages (the "Mortgage Loans") either (a) using Salomon Brothers Mortgage Securities VII Inc. ("SBMSVII") or
(b) pursuant to a shelf registration filing of NCCC or its affiliate in connection with pass-through transfers with respect to which Salomon Smith Barney or one of its affiliates is the sole underwriter and (ii) SBRC's agreement to provide an aggregation line to NCCC in connection with certain mortgage loans that are originated by New Century.

     1.   Mortgage Loans.
          --------------

     (a)  In General. NCCC hereby agrees to securitize Mortgage Loans with an
          ----------
unpaid principal balance, as of the date of securitization, of not less than $1,000,000,000 between December 1, 1998 and November 30, 1999 securitized through a program of securitizations (the "Securitizations") of AAA and Aaa-rated mortgage-backed securities (the "Securities") either (i) using SBMSVII or
(ii) pursuant to a shelf registration filing of NCCC or its affiliate in connection with pass-through transfers with respect to which Salomon Smith Barney or one of its affiliates is the sole underwriter.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 2.

     (b)  Servicing of the Mortgage Loans. The purchase by SBRC of a Mortgage
          -------------------------------
Loan pursuant to the Aggregation Line (as defined in Section 3(a)) shall include the purchase of the related servicing rights for such Mortgage Loan. Unless otherwise agreed to between SBRC and NCCC, SBRC hereby covenants and agrees to hire New Century to service; and New Century hereby covenants and agrees to service the Mortgage Loans for a term beginning on the related Settlement Date and ending on the related repurchase date as provided for in the Purchase and Sale Agreement (as defined in Section 3(a)); provided that if a Termination Event (as defined in Section 5(b)) has occurred, New Century shall immediately be terminated as servicer. In connection with its servicing duties, New Century can service the Mortgage Loans itself or through such other sub-servicer which SBRC has accepted in writing, as the sub-servicer (the "Sub-Servicer") provided that, SBRC shall have the right to perform due diligence on any entity appointed as servicer or sub-servicer of the Mortgage Loans and may require New Century to select another servicer or sub-servicer to the extent that SBRC is not satisfied with the results of such due diligence. The Mortgage Loans shall be serviced in accordance with the servicing provisions specified in the Pooling and Servicing Agreement, Series 1998-NC6 dated as of September 1, 1998 among U.S. Bank National Association, SBMSVII and New Century. New Century or the Sub-Servicer shall remit payments of principal and interest to SBRC on a date prior to the 25th day of each month beginning with the month after the Settlement Date (as defined in Section 3(a)) to permit remittances to certificateholders on the 25/th/ day of each month in connection with a securitization, shall enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of its servicing compensation in such month and shall make all servicing advances on any Mortgage Loan (including advances of delinquent principal and interest payments). New Century or the Sub-Servicer shall be required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans through foreclosure and in connection with any properties acquired by the related trustee in any securitization transaction through liquidation of such properties, subject to New Century's or the Sub-Servicer's determination regarding recoverability. The Mortgage Loans shall be serviced for a servicing fee equal to 0.50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Any fee payable to the Sub-Servicer shall be paid by New Century without any right of reimbursement by SBRC. Any Sub-Servicer shall execute a letter agreement recognizing SBRC's interest in the Mortgage Loans in the form of Exhibit A. Notwithstanding the foregoing, in the event NCCC fails to repurchase a Mortgage Loan on the related repurchase date or if a Termination Event occurs, New Century and any related Sub-Servicer will no longer be servicer with respect to such Mortgage Loan or Mortgage Loans, unless the term of servicing is extended by SBRC in its sole discretion. In such event, SBRC shall have the right to transfer such servicing to another servicer without payment of any fee to New Century. New Century will cooperate in good faith to effect such servicing transfer and shall pay all costs associated with such servicing transfer.

     (c)  Conditions Precedent to Mortgage Loan Purchases. SBRC's obligation to
          -----------------------------------------------
purchase any Mortgage Loans and related servicing rights which it accepts for its Aggregation Line shall be subject to each of the following conditions:

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 3.

               (i) there shall have been delivered to SBRC a Trust Receipt issued by U.S. Bank National Association ("U.S. Bank") with a mortgage loan schedule attached thereto and an exception report which is acceptable to SBRC in its sole discretion;

               (ii) SBRC shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by SBRC;

               (iii) NCCC shall have provided to SBRC such other documents which are then required to have been delivered under the Purchase and Sale Agreement or which are reasonably requested by SBRC, which other documents may include UCC financing statements, a favorable opinion or opinions of counsel with respect to matters which are reasonably requested by SBRC, and/or an officer's or secretary's certificate; and

               (iv) there shall have been delivered to SBRC a limited guaranty of New Century, in the form of Exhibit B hereto, by which New Century guarantees the obligations of NCCC under this Letter Agreement and the Purchase and Sale Agreement.

          2.     Securitizations.
                 ---------------

          (a) In General. As noted above, NCCC shall meet its commitment to SBRC with respect to not less than $1,000,000,000 in Mortgage Loans between December 1, 1998 and November 30, 1999 by using a shelf registration statement of SBMSVII or NCCC (or its affiliate) pursuant to transactions in which Salomon Smith Barney or an affiliate of Salomon Smith Barney shall act as the sole underwriter. NCCC and SBRC agree, however, that any securitizations scheduled to close in December 1998 shall not be counted toward the $1,000,000,000 commitment. Additionally, sales of whole Mortgage Loans by New Century and/or NCCC to SBRC shall not be counted toward the $1,000,000,000 commitment. NCCC will pay to Salomon Smith Barney promptly upon the closing of each Securitization an underwriting discount equal to the product of (i) the applicable Underwriting Fee Percentage (as defined herein) multiplied by (ii) the aggregate unpaid principal balance of the Mortgage Loans subject to such Securitization (the "Underwriting Fee"). The "Underwriting Fee Percentage" with respect to each Securitization shall be one-half of one percent (0.50%). If in any six-month period commencing with the period from December 1, 1998 through May 30, 1999, and thereafter on a semiannual basis, NCCC fails to pay Salomon Smith Barney a cumulative Underwriting Fee of at least $2,500,000, NCCC shall pay to Salomon Smith Barney on the last business day of such period an amount equal to (i) $2,500,000 less (ii) the cumulative Underwriting Fee for such period; provided, however, that any Underwriting Fees paid by NCCC in such period in excess of $2,500,000 shall be carried forward and applied toward

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 4.

NCCC's Underwriting Fee commitment hereunder; provided, further, that the minimum semiannual Underwriting Fee commitment shall not apply in any such period in which NCCC utilizes Salomon Smith Barney as the exclusive underwriter for all securitizations completed by NCCC during such period. In addition, if on November 30, 1999, NCCC has not paid to Salomon Smith Barney a cumulative Underwriting Fee of at least $5,000,000, NCCC shall pay to Salomon Smith Barney on the last business day of such period an amount equal to (i) $5,000,000 less
(ii) the cumulative Underwriting Fee.

     In addition to those fees described above, in the event Salomon Smith Barney sells on behalf of NCCC a CE Bond (as defined below), Salomon Smith Barney shall receive a fee equal to 1.0% of the proceeds of the CE Bond, and, if Salomon Smith Barney sells on behalf of NCCC an Excess Cash Flow Class D Bond, Salomon Smith Barney shall receive a fee equal to 1.0% of the stated principal balance of such bond; provided however, that in the event that the CE Bond is liquidated by Salomon Smith Barney as the result of an event of default, Salomon Smith Barney shall not receive such fee. In connection with the creation of the Excess Cash Flow D Bond, the related equity certificates (the "Equity Certificates") created by such securitization (the "ECF Securitization") will be delivered to NCCC on the related closing date.

          (b)  Expenses. NCCC shall pay all reasonable costs and expenses
               --------
arising from the preparation for and execution of the Securitizations, including but not limited to, the fees and disbursements of legal counsel (including investor's counsel in any private placement, if retained), rating agency fees (including those fees associated with the annual monitoring of previously closed Securitizations), credit enhancement fees, SEC registration fees (or equivalent ratable fees of a SBRC affiliate in lieu thereof if such affiliate's shelf registration is utilized), auditors' fees, due diligence expenses (other than Salomon Smith Barney's), costs of preparing and printing any offering documents and trustee fees, etc. Salomon Smith Barney shall be responsible for the fees and disbursements of its own legal counsel and any due diligence expenses incurred by Salomon Smith Barney. It is understood and agreed that NCCC may require that the parties incurring or charging such costs and expenses agree in advance that they are payable or reimbursable by NCCC only to a specified reasonable extent or cap.

          (c)  Information. NCCC and New Century will furnish Salomon Smith
               -----------
Barney with all financial and other information concerning NCCC and New Century as Salomon Smith Barney deems reasonably appropriate in connection with the performance of the services contemplated by this letter, including (without limitation) "Monthly Cash Flow Projections and Sensitivity Analyses", and will provide Salomon Smith Barney with reasonable access during normal business hours to NCCC's and New Century's officers, directors, employees, accountants, and other representatives. NCCC and New Century acknowledge and confirm that Salomon Smith Barney (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it, (ii) assumes no responsibility for the accuracy or completeness of such information and (iii) will not disclose such information to any third party without the prior written consent of NCCC or New Century, as applicable.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 5.

     (d)  Offering Documents. In connection with each Securitization, NCCC will
          ------------------
be solely responsible (and New Century will be responsible to the extent of any servicer information) for the contents of any private placement memorandum, prospectus supplement or other offering document used in connection with the placement of the Securities (as such documents may be amended or supplemented and including any information incorporated therein by reference, the "Offering Document") and any and all other written communications provided by, or authorized to be provided on behalf of, NCCC to any actual or prospective purchaser of the Securities except to the extent such contents of the Offering Document are provided by Salomon Smith Barney in writing expressly for use in the Offering Document and provided that any statistical, tabular or similar information, including computer runs, initially prepared by or on behalf of Salomon Smith Barney (but as to which Salomon Smith Barney is not taking responsibility in the Offering Document) shall have been verified by NCCC's independent public accountants. NCCC shall represent and warrant (and New Century shall represent and warrant to the extent of any servicer information) that the Offering Document and such other written communications will not, as of the date of the offer or sale of the Securities or the closing date of any such sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such representation and warranty will not cover information provided in writing by Salomon Smith Barney for use specifically in such Offering Document. NCCC shall authorize Salomon Smith Barney to provide the Offering Document to prospective purchasers of the Securities. If at any time prior to the completion of the offer and sale of the Securities an event occurs as a result of which the Offering Document (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, NCCC or New Century, as applicable, will promptly notify Salomon Smith Barney of such event and Salomon Smith Barney will suspend solicitations of prospective purchasers of the Securities until such time as NCCC or New Century, as applicable, shall prepare (and NCCC or New Century, as applicable, agrees that, if it shall have notified Salomon Smith Barney to suspend solicitations after orders have been accepted from prospective purchasers, it will promptly prepare) a supplement or amendment to the Offering Document which corrects such statement or omission.

     (e)  Indemnification. New Century and NCCC agree, jointly and severally, to
          ---------------
indemnify and hold harmless (i) Salomon Smith Barney, (ii) SBMSVII and (iii) each person who controls either Salomon Smith Barney or SBMSVII within the meaning of either the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") ((i) through
(iii) collectively, the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, suffered or incurred which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any revision or amendment thereof or supplement thereof or arise out of or are based upon the omission or alleged omission to state in the Offering Document or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in any Offering Document or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in light of the circumstances under

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 6.

which they were made, not misleading, and agrees to reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that NCCC and New Century shall not be liable to any Indemnified Party to the extent that any misstatement or alleged misstatement or omission or alleged omission was made in reliance upon and in conformity with the information provided in writing to NCCC or New Century by Salomon Smith Barney specifically for inclusion in the Offering Document. This indemnity agreement will be in addition to any liability which NCCC and New Century may otherwise have.

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2(e) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the parties entitled to indemnification thereunder shall be entitled to contribution for the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which it or they may be subject, except that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, consideration shall be given to the relative benefits and also the relative fault of the party in connection with the statements or omissions that resulted in losses, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent the breach, and any other equitable considerations appropriate under the circumstances. For purposes of this Section 2(e), each person who controls either Salomon Smith Barney or SBMSVII within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as Salomon Smith Barney or SBMSVII, respectively. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against NCCC and/or New Century under this Section 2(e), notify NCCC and/or New Century, but the omission to so notify NCCC and/or New Century shall not relieve NCCC and/or New Century from any other obligation it may have hereunder or otherwise than under this Section 2(e).

     (f) All financial data and other documentation prepared by Salomon Smith Barney in connection with the transactions contemplated hereby (including, without limitation, any computer models, cash flow analyses, and any documentation prepared by counsel for Salomon Smith Barney) shall be proprietary to Salomon Smith Barney. Except as otherwise required by law, none of NCCC, New Century, any of their affiliates, nor any person acting on behalf of any of them (including, without limitation, counsel and the independent accountants to NCCC and New Century) shall disseminate, distribute, or otherwise make available such data or documentation without Salomon Smith Barney's prior written consent (other than NCCC or New Century making such data available to any NCCC or New Century affiliate, its counsel or its independent accountants, in each case on a need-to-know basis).

     This Section 2 shall survive the termination of this Letter Agreement.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 7.

     3.   Aggregation Line.
          ----------------

     (a)  In General. In addition to the rights provided to Salomon Smith Barney
          ----------
and SBRC pursuant to Sections 1 and 2 of this Letter Agreement, SBRC shall make available to NCCC an aggregation line (the "Aggregation Line") pursuant to which SBRC shall simultaneously purchase from, and sign a forward commitment to resell to, NCCC Mortgage Loans and the related servicing rights that are deemed acceptable for such Aggregation Line as set forth below. The Aggregation Line shall be more fully documented pursuant to the Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement") to be entered into among NCCC, New Century and SBRC, which shall be substantially similar in form to the Mortgage Loan Purchase and Sale Agreement dated April 1, 1998 between New Century and SBRC but shall provide for servicing provisions similar to those set forth in
Section 1(b) of this Letter Agreement. Under the Purchase and Sale Agreement, NCCC will make standard secondary market corporate representations and warranties as of the date such Purchase and Sale Agreement is executed and as of any settlement date for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement (each such date, a "Settlement Date") and NCCC shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Settlement Date on which such Mortgage Loan is sold to SBRC. In the event that NCCC satisfies its obligations under the terms of this Letter Agreement, the Aggregation Line shall terminate on the last day of the calendar quarter in which NCCC satisfies its obligations to SBRC pursuant to Section 1(a) of this Letter Agreement.

     The "Purchase Price" with respect to each Mortgage Loan and related servicing rights which conforms to the Underwriting Standards of New Century which were most recently reviewed and approved by SBRC and which is not a Problem Mortgage Loan (as defined in Section 3(b)) or a Non-Standard Mortgage Loan (as defined in Section 3(c)) (a "Standard Mortgage Loan") shall be equal to the market value of such Mortgage Loan, as determined by SBRC acting in good faith. The "Purchase Price" for each Non-Standard Mortgage Loan and related servicing rights shall be equal to the lesser of (i) the market value of such Mortgage Loan as determined by SBRC acting in good faith or (ii) the amount determined in accordance with the provisions of Section 3(c)(iii) of this Letter Agreement. The "Purchase Price" for each Problem Mortgage Loan and related servicing rights shall be equal to the lesser of (i) the market value of such Mortgage Loan as determined by SBRC acting in good faith or (ii) the amount determined in accordance with the provisions of Section 3(b) of this Letter Agreement. Unless SBRC provides notice to NCCC and U.S. Bank pursuant to this section, the Purchase Price for each Standard Mortgage Loan shall be equal to at least 103% of the unpaid principal balance of such Standard Mortgage Loan, and the Purchase Price for each Non-Standard Mortgage Loan shall be equal to at least the market value of such Non-Standard Mortgage Loan as determined by SBRC acting in good faith less 1%. In order for SBRC to determine when notice is required to be delivered to U.S. Bank pursuant to this section, NCCC shall forward to SBRC copies of the financing agreements between NCCC and U.S. Bank.

     The repurchase price shall reflect the agreed upon return to SBRC for providing the Aggregation Line (the "Aggregation Cost"). With respect to any Standard Mortgage Loan, the Aggregation Cost shall equal One Month LIBOR (as defined herein) plus 1.25%. With respect to

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 8.

any Problem Mortgage Loan or Non-Standard Mortgage Loan, or in the event that NCCC sells any Mortgage Loan which is subject to the Aggregation Line to a party other than SBRC, the Aggregation Cost shall equal One Month LIBOR plus 2.00%; provided, however, with respect to any second lien Mortgage Loans with a combined loan-to-value ratio greater than 95% (to a maximum of 100%) the Aggregation Cost shall equal One Month LIBOR plus 2.50%. In the event that a Mortgage Loan is sold to a party other than SBRC, the Mortgage Loan shall be subject to the foregoing increased rate from the day such Mortgage Loan became subject to the Aggregation Line until the date of the sale to such third party. A copy of the letter with the terms to the sale to such third party shall be delivered to SBRC. NCCC shall retain principal and interest on any Mortgage Loans subject to the Aggregation Line.

     "One Month LIBOR" means as of the related Settlement Date, the 30 day London Interbank Offered Rate as of 11:00 a.m. (London time) on such date, as indicated on page number 3750 of the Telerate Service. If One Month LIBOR cannot be so determined, then One Month LIBOR shall mean the rate determined by SBRC in its sole discretion.

          The Aggregation Line, inclusive of any Problem Mortgage Loans, Non-Standard Mortgage Loans and Mortgage Loans described in Sections 3(c)(ii) and 4(b), at any one time shall be limited to $600 million in amount of Mortgage Loans and shall have a term of one month. The maximum amount of Problem Mortgage Loans and Non-Standard Mortgage Loans in the Aggregation Line shall not exceed $120 million at any one time.

          NCCC shall have the right to add Mortgage Loans to the Aggregation Line up to four times each month. Standard Loans may be removed from the Aggregation Line twice a month (one of which shall be on the roll date). Problem Mortgage Loans and Non-Standard Mortgage Loans may be removed from the Aggregation Line with one week prior written notice by NCCC to SBRC.

          SBRC shall provide not less than twenty eight days' prior notice to NCCC and U.S. Bank (or such other warehouse lender as directed by NCCC) in the event that SBRC elects to not renew the Aggregation Line for any month.

          (b)  Problem Mortgage Loans. A "Problem Mortgage Loan" is defined as
               ----------------------
any Mortgage Loan (w) which is in SBRC's sole discretion of insufficient quality to be financed as a Standard Mortgage Loan or a Non-Standard Mortgage Loan or purchased, provided, however, that if SBRC agrees, it can finance any Mortgage Loan rejected from a securitization or whole loan purchase as a Non-Standard Mortgage Loan, (x) which is missing documentation or other information and such problem is not cured by NCCC in sixty days, (y) which is delinquent at the time of financing by SBRC, which becomes delinquent during such financing by SBRC or
(z) was more than thirty days but less than sixty days delinquent on more than one occasion in the prior twelve months and is now current. Problem Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 9.

               (i) the maximum Aggregation Line with respect to Problem Mortgage Loans shall equal $42 million as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket;

               (ii) if a Mortgage Loan is a Problem Mortgage Loan based on clause (w) or clause (x) above, then the "Purchase Price" shall be equal to (A) for the first ninety-day period after purchase, 90% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase and (B) thereafter, 90% of the unpaid principal balance of the Problem Mortgage Loan, minus an additional 10% of the unpaid principal balance of such Problem Mortgage Loan for each additional month after the initial ninety-day period;

               (iii) if a Mortgage Loan is a Problem Mortgage Loan based on clause (y) above, then the "Purchase Price" shall be equal to (A) 90% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase if such Mortgage Loan is delinquent one, two or three payments, (B) 90% of the unpaid principal balance of the Problem Mortgage Loan, minus an additional 10% of the unpaid principal balance of such Problem Mortgage Loan for each of the fourth, fifth and sixth delinquent payments and (C) 65% of the Broker Price Opinion obtained by SBRC, at the expense of NCCC, regarding the real property subject to the Mortgage Loan if such Mortgage Loan is delinquent more than six payments; and

               (iv) if a Mortgage Loan is a Problem Loan based on clause (z) above, then the "Purchase Price" shall be equal to (A) 95% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase if such Mortgage Loan has been more than thirty days delinquent but less than sixty days delinquent on two occasions in the prior twelve months; (B) 90% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase if such Mortgage Loan has been sixty days delinquent on one occasion in the prior twelve months and (C) 85% of the unpaid principal balance of the Problem Mortgage Loan, if such Mortgage Loan does not meet the requirements set forth in (A) or (B) above.

     With respect to any Mortgage Loan that is a Problem Mortgage Loan based on clause (x) or clause (y) above, in the event that SBRC determines in its sole discretion that such Problem Mortgage Loan has ceased to be a Problem Mortgage Loan, such Mortgage Loan shall be treated as a Standard Mortgage Loan or a Non-Standard Mortgage Loan, as the case may be, as of the first day of the month following such determination.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 10.

     (c)  Non-Standard Mortgage Loans. A "Non-Standard Mortgage Loan" is defined
          ---------------------------
as any Mortgage Loan (x) with an unpaid principal balance in excess of $1,000,000; or (y) that has a loan-to-value ratio in excess of 85.00% (up to a maximum of 95.00%); provided, however, at its option, SBRC may deem a Mortgage Loan with an unpaid principal balance of no more than $1,500,000 to be a Standard Mortgage Loan. In addition, if (i) Mortgage Loans with a loan-to-value ratios greater than 80% (but not more than 85%) have an aggregate unpaid principal balance in excess of $120 million and (ii) Mortgage Loans with unpaid principal balances greater than $500,000 and less than or equal to $1,500,000 have an aggregate unpaid principal balance in excess of $42 million, such excess amounts shall be deemed "Non-Standard Mortgage Loans". No Mortgage Loan shall be subject to the terms of the Aggregation Line if: (i) the unpaid principal balance of such Mortgage Loan exceeds $1,500,000 or (ii) such Mortgage Loan has a loan-to-value ratio greater than 95%, if it is a first lien, or a combined loan-to-value ratio greater than 100%, if it is a second lien. Non-Standard Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

          (i) the maximum Aggregation Line with respect to Non-Standard Mortgage Loans shall equal $78 million (of which no more than $30 million shall have unpaid principal balances greater than $1,000,000 (including any Problem Loans with unpaid principal balances greater than $500,000) and no more than $42 million shall be Mortgage Loans with a loan-to-value ratio in excess of 85.00% (up to a maximum of 95.00%)), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket;

          (ii) the maximum Aggregation Line with respect to second lien Mortgage Loans shall equal $25 million for second lien Mortgage Loans with a combined loan-to-value ratio in excess of 95.00% (up to a maximum of 100.00%), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket, and Mortgage Loans provided for in this clause (ii) shall not be applied to the $42 million limit in the preceding clause (i); and

          (iii) with respect to the Mortgage Loans, the Purchase Price for the first sixty days shall be the market value of such Mortgage Loans as determined by SBRC acting in good faith, and thereafter, the Purchase Price shall decrease by 10% of such market value and by an additional 10% thereof for each succeeding month.

     (d)  Mortgage Loan Schedule. No Mortgage Loan shall be included in the
          ----------------------
Aggregation Line unless NCCC shall have delivered to SBRC at least 72 hours prior to such inclusion, a magnetic tape, in a format acceptable to SBRC, consisting of the loan characteristics agreed upon by SBRC and NCCC with respect to each Mortgage Loan.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 11.

     (e)  Marketing of Mortgage Loans. SBRC may (subject to NCCC's consent
          ---------------------------
unless a Termination Event has occurred) market the Problem Mortgage Loans and Non-Standard Mortgage Loans on NCCC's behalf for a purchase price acceptable to NCCC and shall provide NCCC with a copy of a trade ticket or letter of intent with respect to any commitment to sell such Mortgage Loans. NCCC must advise SBRC within sixty days after inclusion of each Mortgage Loan in the Aggregation Line of the course of action it intends to take with respect to such Mortgage Loan (i.e., securitization, whole loan sale, etc.).

     (f)  Hedging. NCCC will have the option to establish one or more securities
          -------
or commodities accounts at Salomon Smith Barney and to enter into transactions in such accounts (and only in such accounts) that are intended to hedge the interest rate risk on Mortgage Loans included in the Aggregation Line.

     4.   (a)  Financing of CE Bonds and Equity Certificates. SBRC or an
               ---------------------------------------------
affiliate shall provide a financing facility for the CE bonds (the "CE Bonds") created by any NCCC securitizations on which Salomon Smith Barney has acted as the sole underwriter pursuant to this Letter Agreement. Such facility shall provide for financing at a rate equal to 75% of the present value of the CE Bonds, as determined by SBRC. The CE Bonds shall be financed by SBRC or an affiliate at a financing fee equal to One Month LIBOR plus 1.50% and will be subject to standard provisions of the PSA global master repurchase agreement. SBRC or an affiliate shall provide a financing facility for the Equity Certificates created by any ECF Securitization on which Salomon Smith Barney has acted as the sole underwriter. Such facility shall provide for financing by SBRC or its affiliate at a financing fee equal to One Month LIBOR plus 2.50% and will be subject to standard provisions of the PSA global master repurchase agreement. In addition, SBRC hereby acknowledges that New Century has terminated its relationship with Greenwich Capital Financial Products, Inc. ("Greenwich"). In connection with such termination, SBRC agrees to refund the remaining $290,000 of the "termination fee" New Century has paid to Greenwich by reducing by one-eighth (0.125%) of one percent the interest rate on the fixed rate loans included in the Aggregation Line over the term of this Aggregation Line to the extent necessary to refund such "termination fee" (and to the extent any amounts remain after the termination of the line, SBRC shall pay such shortfall).

     (b)  Financing of Trigger Buybacks. SBRC shall purchase under the
          -----------------------------
Aggregation Line mortgage loans which are repurchased by New Century and sold or contributed to NCCC based upon trigger buybacks in effect pursuant to the pooling and servicing agreements for SBMSVII 1997-NC1, 1997-NC2, 1997-NC3 and New Century Home Equity Loan Trust Series 1997-NC5. The maximum aggregate outstanding Purchase Price will be $10,000,000. Such mortgage loans will be deemed Problem Mortgage Loans in the Aggregation Line and will be financed by SBRC in the same manner as Problem Mortgage Loans financed pursuant to Section 3(b)(iii) above based on the degree of delinquency.

     (c)  Financing of REO Properties. In the event there is a foreclosure sale
          ---------------------------
for any Problem Mortgage Loan, simultaneously with the occurrence of such foreclosure, NCCC will repurchase such Mortgage Loan from SBRC on such date and title of the REO Property to be taken

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 12.

in the name of New Century R.E.O. Corp. Liquidation Proceeds, Inc. ("LPI"), SBRC's affiliate, will provide financing for such REO Property pursuant to the letter agreement, dated November 18, 1998, between New Century and LPI, the loan and security agreement, dated November 18, 1998, between the New Century and LPI, the related Secured Promissory Note, dated November 18, 1998 by New Century to LPI and the REO Subsidiary Pledge Agreement, dated as of November 18, 1998, made by New Century, in favor of LPI (collectively, the "REO Financing Facility").

     5.   Termination.
          -----------

     (a)  NCCC shall have the right to terminate its obligations hereunder upon
(i) any material default by SBRC of its obligations under this Letter Agreement which is not cured within 30 days following written notice of such default to SBRC by NCCC or (ii) the payment by NCCC to SBRC of a termination fee equal to 0.25% times the unfulfilled volume commitment hereunder.

     (b) SBRC shall have the right to terminate this Letter Agreement upon the occurrence of any of the following events (each, a "Termination Event"):

          (i) the judgment by SBRC in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of NCCC;

          (ii) SBRC shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of NCCC and such information and/or responses shall not have been provided within three business days of such request;

          (iii) Either (A) a change in control of NCCC shall have occurred without the consent of SBRC, other than in connection with and as a result of the issuance and sale by NCCC of registered, publicly offered common stock; or (B) SBRC determines in its sole discretion that any material adverse change has occurred in the management of NCCC;

          (iv) There is (A) a material breach by NCCC of any representation and warranty contained in the Purchase and Sale Agreement, other than a representation or warranty relating to particular Mortgage Loans, and SBRC has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NCCC or (B) a failure by NCCC to make any payment payable by it
                 --
                 under the Purchase and Sale Agreement or (C) any other failure
                                                       --
                 by NCCC to observe and perform in any material respect its material covenants, agreements and obligations with SBRC, including

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 13.

                    without limitation those contained in the Purchase and Sale Agreement, and SBRC has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NCCC;

               (v) There shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of SBRC, impracticable to continue the commitment; or

               (vi) NCCC fails to provide written notification to SBRC of any material change in its loan origination, acquisition or appraisal guidelines or practices, or NCCC, without the prior consent of SBRC (which shall not be unreasonably withheld), amends in any material respect its loan origination, acquisition or appraisal guidelines or practices;

provided, that SBRC shall have the right to dispose of any collateral held by SBRC pursuant to this Letter Agreement. In connection with a Termination Event under this Paragraph 5, SBRC shall have the right to transfer servicing as provided in Section 1(b).

     (c) Subject to the provisions of Paragraph 3 of this Letter Agreement, this Letter Agreement shall terminate upon the earlier of (i) satisfaction of the $1,000,000,000 commitment and (ii) November 30, 1999; provided that the CE "repo" and equity certificate "repo" facility provided for in Section 4(a) and the REO Financing Facility provided for in Section 4(c) shall continue under its terms; provided, further, that SBRC may, in its sole discretion, extend the terms of this Letter Agreement until such time that NCCC has been able to fulfill its commitment without payment of a termination fee.

          Notwithstanding any other provision of this Section 5, any grace or notice period provided herein in respect of a notice to be given or action to be taken by SBRC may be shortened or eliminated by SBRC if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans or other Securities involved, the extent and nature of any Termination Event (or events which with the giving of such notice and passage of time would constitute Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

          6.   General Provisions.
               ------------------

          (a)  Salomon Smith Barney's Discretion. It is understood that Salomon
               ---------------------------------
Smith Barney shall have absolute discretion in determining whether to accept or reject any proposed offer or proposal to securitize any Mortgage Loan. Notwithstanding the foregoing, however, subject to

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 14.

NCCC's representations, warranties and covenants as set forth herein and in any related agreements, all Standard Mortgage Loans, Non-Standard Mortgage Loans and Problem Mortgage Loans originated by New Century in accordance with the underwriting standards of New Century which were most recently approved by SBRC shall be eligible for financing under the Aggregation Line in accordance with the terms hereof. It is further understood that SBRC shall have absolute discretion in determining whether any Mortgage Loan is a Standard Mortgage Loan, Non-Standard Mortgage Loan or Problem Mortgage Loan and SBRC shall have the right to approve or disapprove any Mortgage Loan with an unpaid principal balance in excess of $1,000,000 (for which such Mortgage Loans, NCCC shall have obtained two appraisals).

     (b)  Governing Law. This Letter Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

     (c)  Amendment or Waiver. This Letter Agreement may not be amended or
          -------------------
modified except in writing signed by each of the parties hereto.

     (d)  Counterparts. This Letter Agreement may be executed simultaneously in
          ------------
any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     (e)  Severability Clause. Any part, provision, representation or warranty
          -------------------
of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

     (f)  No Partnership. Nothing herein contained shall be deemed or construed
          --------------
to create a co-partnership or joint venture between the parties hereto.

     (g)  Further Agreements. NCCC and SBRC each agree to execute and deliver to
          ------------------
the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                       Page 15.

     (h)  Termination. Other than those sections intended to survive in the
          -----------
letter agreement dated March 31, 1998 among New Century, Salomon Smith Barney and SBRC (including those sections related to indemnification), such letter agreement is hereby terminated.

     (i)  Expenses. In addition to those expenses set forth in Section 2(a)
          --------
above, NCCC shall pay subject to prenegotiated caps, all costs and expenses related to any amendment of this Letter Agreement.

     Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.

                              Yours sincerely,

                              SALOMON BROTHERS REALTY CORP.

                              By:  /s/ Mathew R. Bolo
                                   ----------------------------
                              Name:  Mathew R. Bolo
                              Title:  Authorized Agent

                              SALOMON SMITH BARNEY INC.

                              By:  /s/ Mathew R. Bolo
                                   ----------------------------
                              Name:  Mathew R. Bolo
                              Title:  Vice President


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

NEW CENTURY MORTGAGE CORPORATION

By:  /s/ Patrick J. Flanagan
     ---------------------------------
Name:  Patrick J. Flanagan
Title:  Executive Vice President

NC CAPITAL CORPORATION

By:  /s/ Patrick J. Flanagan
     ---------------------------------
Name:  Patrick J. Flanagan
Title:  President

                                   EXHIBIT A

                          FORM OF RECOGNITION LETTER

Salomon Brothers Realty Corp.
Seven World Trade Center
New York, NY 10048

Attention:   Mr. Vincent Varca
             Facsimile No. (212) 783-3895

Re: [Name and Date of ] Servicing Agreement ("Agreement") between [Name of Sub-Servicer] and New Century Mortgage Corporation

Ladies and Gentlemen:

     The undersigned, _______________ ("Sub-Servicer"), having an address at _________________, _________ Attention: _______________, has been informed by
New Century Mortgage Corporation ("New Century") that NC Capital Corporation ("NCCC") from time to time enters into transactions with you ("SBRC") in which SBRC purchases mortgage loans (including the related servicing rights) serviced by Sub-Servicer for New Century pursuant to the captioned Agreement, and NCCC agrees to repurchase such mortgage loans (and related servicing rights) on specified future dates (the agreement that provides for such purchases and repurchases, the "Purchase and Sale Agreement"). New Century has requested that Sub-Servicer provide this letter agreement to SBRC in order to, and Sub-Servicer hereby agrees to, acknowledge that SBRC owns the servicing rights and, upon a written notice to Sub-Servicer from SBRC that NCCC failed to repurchase a Mortgage Loan on the related repurchase date or if NCCC defaults under the Purchase and Sale Agreement and upon written notice to Sub-Servicer from U.S. Bank National Association ("Custodian") that Custodian holds specified mortgage loans (the "Salomon Loans") for SBRC, that Sub-Servicer will no longer be sub-servicer with respect to the Salomon Loans, unless the term of sub-servicing is extended by SBRC in its sole discretion. NCCC and New Century hereby agree to indemnify Sub-Servicer for any loss, liability, damage, judgment, cost or expense in any way related to the exercise of such termination by SBRC with respect to the Salomon Loans. Any fee payable to the Sub-Servicer shall be paid by New Century without any right of reimbursement by SBRC.

NC Capital Corporation
New Century Mortgage Corporation
December 11, 1998                                                        Page 2.

                                             Yours sincerely,

                                             SALOMON BROTHERS REALTY CORP.

                                             By:_______________________________
                                             Name:
                                             Title:

                                             NC CAPITAL CORPORATION

                                             By:_______________________________
                                             Name:
                                             Title:

                                             NEW CENTURY MORTGAGE CORPORATION


                                             By:_______________________________
                                             Name:
                                             Title:

                                             [SUB-SERVICER]

                                             By:_______________________________
                                             Name:
                                             Title:

                                   EXHIBIT B
                           FORM OF LIMITED GUARANTY